EXHIBIT 99.1

FOR IMMEDIATE RELEASE

STOCKHOLDERS OF AFFINITY GAMING APPROVE ACQUSITION
OF COMPANY BY AFFILIATES OF Z CAPTIAL PARTNERS, L.L.C.
NEW YORK, December 13, 2016 - Affinity Gaming (“Affinity”), a diversified casino gaming operator and Z Capital Partners, L.L.C. (“Z Capital”), the private equity management arm of Z Capital Group, L.L.C., a leading global alternative investment manager focused on opportunistic, value-oriented private equity and credit funds, today announced that the transactions contemplated by the August 22, 2016 merger agreement between Affinity and certain affiliates of Z Capital were approved today at a special meeting of the stockholders of Affinity. Affinity stockholders also approved, on an advisory basis, the merger-related executive compensation for Affinity’s named executive officers.
At the special meeting of Affinity stockholders, approximately 100% of the votes were cast in favor of the proposal to approve the merger (representing in excess of approximately 89% of the outstanding shares of Affinity entitled to vote on the proposal), the merger agreement, and the principal terms thereof, and approximately 99.92% of the votes were cast to approve, on an advisory basis, the merger-related executive compensation for Affinity’s named executive officers.

Under the terms of the merger agreement, affiliates of Z Capital, which currently own approximately 41% of Affinity’s outstanding shares, will purchase all of Affinity’s remaining outstanding shares for $17.35 per share in cash.
The transaction is expected to close in the first quarter of 2017, subject to regulatory approvals, including by gaming regulators in the four states in which Affinity is licensed, and other customary closing conditions.

About Z Capital Partners

Z Capital Partners, L.L.C. is the private equity management arm of Z Capital Group, L.L.C, a leading global alternative investment manager with approximately $2.2 billion of regulatory assets under management with offices in New York, NY; Lake Forest, IL; and Zurich, Switzerland. Z Capital Group manages opportunistic, value-oriented private equity and credit funds. Its investors include prominent global sovereign wealth funds, endowments, pension funds, insurance companies, foundations, family offices, and other institutions in North America, Europe, Asia, Africa and the Middle East. For more information, please visit www.zcapgroup.net.

About Affinity Gaming

Affinity Gaming is a diversified casino gaming company headquartered in Las Vegas, Nevada. The Company’s casino operations consist of 11 casinos, five of which are located in Nevada, three in Colorado, two in Missouri and one in Iowa. For more information about Affinity Gaming, please visit its website: www.affinitygaming.com.

Contact

Affinity Gaming
Walter Bogumil
Chief Financial Officer, Affinity Gaming
(702) 341-2400
wbogumil@affinitygaming.com

Joseph Jaffoni, Richard Land, and Jim Leahy
JCIR (212) 835-8500
affinity@jcir.com

Z Capital
Jonathan Keehner / Aura Reinhard
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Forward-Looking Statements

Portions of this report may constitute “forward-looking statements” and assumptions underlying such forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any such forward-looking statements are made within the “safe-harbor” protections of the PSLRA, should not be relied upon as representing our views as of any subsequent date, and we are under no obligation to, and expressly disclaim any responsibility to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this press release include those regarding expected timetable for completing the proposed transaction, the ability of Z Capital and Affinity to obtain the regulatory approvals required to consummate the transaction and any assumptions underlying any of the foregoing statements. Such forward-looking statements are based on information available to Affinity as of the date of this press release and involve a number of risks and uncertainties, some beyond Affinity’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks include uncertainty surrounding certain events, including the following: (1) conditions to the closing of the transaction may not be satisfied; (2) the transaction may involve unexpected costs, liabilities or delays; (3) the business of Affinity may suffer as a result of uncertainty surrounding the transaction; (4) the outcome of any legal proceedings related to the transaction; (5) Affinity may be adversely affected by other economic, business, and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (7) the ability to recognize benefits of the transaction; (8) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (9) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Affinity are set forth in its filings with the Securities and Exchange Commission (the “SEC”), including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016.

The stockholders of Affinity and other readers are cautioned not to put undue reliance on any forward-looking statements, which reflect our current beliefs and are based on information available to us as of the date a forward-looking statement is made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. In the event we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important information regarding risks and factors that could cause actual results to differ materially from our forward-looking statements may appear in the Company’s SEC filings and reports, which are accessible at www.sec.gov, and which you are advised to consult.

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